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EXHIBIT (23)

CONSENT OF INDEPENDENT AUDITORS
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        We consent to the incorporation by reference in Registration Statement
No. 33-39479 on Form S-3, Registration Statement No. 33-39480 on Form S-3, Registration Statement No. 33-44209 on Form S-3, Post-Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-20267 on Form S-4, Registration Statement No. 33-52271 on Form S-8, Registration Statement No. 33-45363 on Form S-8, Post Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-45980 on Form S-4, Post Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-56539, Registration Statement No. 33-57045 on Form S-8, and Registration Statement No. 33-54323 on Form S-3 of our report dated January 20, 1995, with respect to the consolidated financial statements of National City Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.

                                                            ERNST & YOUNG LLP

CLEVELAND, OHIO
JANUARY 30, 1995